Exhibit 99.1

Investor Contact:	Press Contact:
Stacey Fisher	Lorne Fisher
305-335-9577	954-258-1786
sfisher@fish-consulting.com	lfisher@fish-consulting.com

Guideline, Inc. Reports First Quarter
Financial Results
-- Company Posts Increases of 28% in Revenue and 69% in EBITDA -

NEW YORK, May 15, 2006—Guideline, Inc. (OTCBB: GDLN), the nation’s only single-source provider of custom business research, today announced financial results for the first quarter ended March 31, 2006.

Revenues in the first quarter of 2006 were $11,256,000, an increase of 28% versus revenues of $8,786,000 in the prior year. Net income attributable to common shareholders for the first quarter was $214,000 or $0.01 per basic and fully diluted share as compared to income of $41,000, or $0.00 per basic and fully diluted share in the first quarter of the prior year.

EBITDA for the quarter was $756,000, a 69% increase compared to EBITDA of $447,000 in the prior year. Operating income for the quarter increased 28% to $273,000 compared to $213,000 in the prior year. EBITDA exclusive of non-cash stock compensation expense for the quarter was $909,000, a 55% increase compared to $585,000 in the first quarter of the prior year.

As of March 31, 2006, Guideline, Inc. had cash on hand of $1,225,000, short and long term debt of $1,005,000 and $3,138,000, respectively, and shareholders’ equity of $21,606,000. Cash flow from operations for the quarter ended March 31, 2006 was $1,000,000.

Commenting on the first quarter results, David Walke, Chairman and CEO, said “Guideline continues to report strong progress. We have consistently maintained that the build and buy strategy we adopted in 2002 would serve to greatly expand our service offerings and relevance to our clients and prospects, while also helping to mitigate some of the quarter-to-quarter variability within our project-based businesses.

The first quarter is perhaps the strongest indication thus far of the positive effects of this strategy. In addition to the solid growth in revenues and profitability of our consolidated operations, we are achieving impressive results from our cross-sell initiatives, as clients increasingly begin to take advantage of the ability to satisfy their diversified business research needs through our single-source continuum of services.”

In conclusion, Mr. Walke said, Guideline is off to a good start to 2006, and we expect further improvement as the year progresses as our new sales strategy and structure matures. In addition, we continue to explore acquisition opportunities to both fortify our existing service offerings as well as expand into other exciting and rapidly growing business research sectors.”

*We believe EBITDA, which is defined as net income (loss) before interest, income taxes, and depreciation and amortization is a useful measure to investors, allowing them to focus on our recurring results of operations, and are common alternatives to measuring operating performance used by investors and financial analysts to measure value, cash flow and performance. Also, our credit facility, which contains a term note totaling $4,500,000, maturing in 2010, and a revolving loan facility totaling $4,500,000, includes financial and other covenants which are based on or refer to EBITDA. The non-GAAP financial measure described above should be considered in addition to, but not as a substitute for, other measures of financial performance prepared in accordance with GAAP. Pursuant to the requirements of Regulation G, Guideline has provided reconciliations in the attached financial information for the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Earnings Conference Call Information
Management will host a conference call today at 2:30 PM ET to review the first quarter financial results. To access the call, dial (888)-394-1600. To listen to the live web cast go www.guideline.com in the Investor Relations area of the web site. A replay of the conference call will be available two hours after the call for five business days. Investors may access the replay by dialing (877)-519-4471 and entering the following pass code: 7338023.  In addition, the call will be available over the Internet at www.guideline.com in the Investor Relations area of the web site.

About Guideline, Inc.
Guideline, Inc. (OTC Bulletin Board: GDLN) is the nation's only single-source provider of customized business research and analysis. Through its end-to-end continuum of On-Demand Business Research, Custom Market Research, Strategic Intelligence, and Product Development Intelligence. Guideline's research analysts create integrated solutions that enable clients to make informed decisions to address their critical business needs. Guideline specializes in nearly all major industries, including media and entertainment, healthcare and pharmaceuticals, financial and business services and consumer products. Guideline, Inc. is located at 625 Avenue of the Americas, New York, N.Y. 10011. More information is available by calling 212-645-4500 or visiting www.guideline.com.

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Forward-Looking Statements

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the outlook for the Company’s markets and the demand for its products and services, earnings per share, future cash flows from operations, future revenues and margin requirement and expansion, the success of new products and services introductions, growth in costs and expenses and the impact of acquisitions, divestitures, restructurings and other unusual items, including the Company’s ability to integrate and obtain the anticipated results and synergies from its acquisitions. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

GUIDELINE, INC. COMPARATIVE STATEMENTS OF INCOME (LOSS) (unaudited)

	Three Months Ended March 31
	2006	2005

Revenue	$11,256,000	$8,786,000

Operating income	$273,000	$213,000

EBITDA[1,2,3]	$756,000	$447,000

Income Before Income Taxes and Cumulative Effect of Accounting Change	$140,000	$176,000

Income tax provision	($12,000)	($125,000)

Cumulative effect of accounting change[4]	$96,000	$--

Net income	$224,000	$51,000

Income attributable to common shareholders’[5]	$214,000	$41,000

Income Per Share - Basic & Diluted	$0.01	$0.00

Weighted Average Shares
Outstanding - Basic	20,447,468	19,401,923
Outstanding - Diluted	21,985,752	21,502,585

Reconciliation of Net Income to EBITDA (unaudited):

1EBITDA (000’s omitted) for the three months ended March 31, 2006 is as follows:

Net income	$224
Tax provision	12
Depreciation and amortization	469
Interest expense	147
Cumulative effect of accounting change	(96)

EBITDA	$756

2EBITDA (000’s omitted) for the three months ended March 31, 2005 is as follows:

Net income	$51
Tax provision	125
Depreciation and amortization	267
Interest expense	4

EBITDA	$447

3EBITDA for the quarter ended March 31, 2006, was $909,000, exclusive of $153,000 of non-cash stock compensation expense, and for the quarter ended March 31, 2005 was $585,000, exclusive of $138,000 of non-cash stock compensation expense.

4During the quarter, Guideline adopted the revised Statement of Financial Accounting Standards No. 123, “Share-Based Payments” (“SFAS 123 (R)”). As a result of adopting SFAS 123(R), Guideline recognized a before and after-tax gain of approximately $96,000 representing the cumulative effect of a change in accounting principle attributable to the requirement under SFAS 123(R) to estimate forfeitures at the grant date instead of recognizing them as incurred.

5Net income for the three months ended March 31, 2006 of $224,000 was reduced by preferred dividends of $10,000, resulting in net income attributable to common shareholders of $214,000.

GUIDELINE, INC. AND SUBSIDIARIES Consolidated Balance Sheets

	March 31	December 31
	2006	2005
	(unaudited)

Assets
Cash and cash equivalents	$1,225,000	$2,697,000
Accounts receivable, net	10,143,000	8,646,000
Deferred tax assets	375,000	386,000
Prepaid expenses and other current assets	676,000	671,000

Total Current Assets	12,419,000	12,400,000

Property, Plant & Equipment, net	2,403,000	2,572,000
Goodwill, net	19,275,000	18,245,000
Intangibles, net	2,434,000	2,522,000
Deferred tax assets	1,057,000	987,000
Deferred financing fees, net	609,000	647,000
Other assets	852,000	834,000

Total assets	$39,049,000	$38,207,000

Liabilities and Shareholders' Equity
Trade accounts payable	$2,238,000	$2,425,000
Accrued expenses and other	3,100,000	2,378,000
Unearned retainer income	6,761,000	4,311,000
Current maturities of notes payable	1,005,000	3,005,000

Total current liabilities	13,104,000	12,119,000

Notes payable	3,138,000	3,389,000
Deferred compensation and other liabilities	581,000	761,000

Total liabilities	16,823,000	16,269,000

Redeemable, convertible, preferred stock	620,000	610,000

Shareholders' Equity	21,606,000	21,328,000

Total Liabilities and Shareholders' Equity	$39,049,000	$38,207,000